SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934





       Date of Report (date of earliest event reported): November 22, 1996




                         ISO BLOCK PRODUCTS (USA), INC.
             (Exact Name of Registrant as specified in its Charter)


                                    Colorado
                 (State or other jurisdiction of incorporation)


       0-25810                                                84-1026503
(Commission File Number)                            (IRS Employer Ident. Number)



               8037 South Datura Street, Littleton, Colorado 80120
            (Address of Principal Executive Offices, incl. Zip Code)



         Registrant's telephone number, incl. area code: (303) 795-9729




          (Former name or former address, if changed since last report)

Item 5.           Other Events.

         Effective November 22, 1996, ISO Block Products (USA), Inc. (the "Company") entered into a Settlement Agreement with Josef Ratey, an individual ("Ratey"), Helge Seidel, an individual ("Seidel"), and R-S Plus Investment Corp., a Florida corporation ("R-S PLUS"). The Settlement Agreement provides for the cancellation of certain shares issued pursuant to an Agreement and Plan of Reorganization ("Exchange Agreement") dated March 28, 1994, among the Company, R-S Iso-Block Produktions GmbH, a German limited liability company ("Iso-Block GmbH"), Ratey, Seidel, and R-S Plus, in which the Company purchased from Ratey and Seidel all of the equity interest in Iso-Block GmbH, and purchased from R-S PLUS all of its right, title and interest in and to Iso-Block GmbH, including all R-S PLUS property theretofore contributed to Iso-Block GmbH and all R-S PLUS' rights to Iso-Block GmbH profits, in exchange for the issuance of an aggregate of 2,000,000 shares of the Company's authorized but heretofore unissued common stock, no par value (the "Exchange Shares").

         The Exchange Shares were issued in the following proportions: 1,000,000 shares to R-S PLUS, 900,000 shares to Ratey, and 100,000 shares to Seidel, and a total of 300,000 of the shares issued to R-S PLUS subsequently were transferred to two individuals. In addition, Ratey, Seidel and R-S PLUS received options pursuant to the Exchange Agreement for a two-year period to purchase an aggregate of not more than 1,000,000 shares of the Company. Pursuant to the Settlement Agreement, such options were cancelled and voided as if never issued.

         Of the 2,000,000 Exchange Shares originally issued, an aggregate of 1,737,500 shares were cancelled and voided, as follows:

          (i) all 100,000 of the Exchange Shares issued to Seidel pursuant to the Exchange Agreement;

          (ii) 650,000 shares (that is, all but 250,000) of the Exchange Shares issued to Ratey pursuant to the Exchange Agreement; and

          (iii)987,500  shares  (that  is,  all  but  12,500)  of the  1,000,000
               Exchange Shares issued to R-S PLUS pursuant to the Exchange Agreement.

         As of the date of this report, a total of 787,500 of the 1,737,500 cancellable shares have been physically cancelled. The 650,000 shares of Ratey to be cancelled and the 300,000 shares transferred to two individuals have by action of the Company's board of directors been cancelled and are reflected as such on the Company's records of stock transfer and registry, but have not yet been physically cancelled. The certificates evidencing these shares will be physically cancelled when received by the Company.

         The Settlement Agreement provided for the full settlement and release of all existing claims, if any, and all potential claims of R-S PLUS, Ratey and Seidel against the Company and against all persons now or formerly serving or acting as officers, directors or employees of the Company or legal counsel, accountants or other advisers or consultants to the Company. Upon the effective date of the Agreement and the issuance of the options, neither R-S PLUS, Ratey nor Seidel retained any further claim of any kind against the Company or the enumerated persons.

         The Settlement Agreement also provided for the issuance and delivery to Ratey of options to purchase an aggregate of 240,000 shares of the common stock of the Company at the price of Eighty Cents (US$0.80) per share, subject to customary adjustments, for a period of two years from the effective date of the Agreement (the "Settlement Options").


Item 7.           Financial Statements and Exhibits.

                  (c)      Exhibits.

              4.1     Common Stock Option (Josef Ratey) dated November 26, 1996.

             10.1     Settlement Agreement dated November 19, 1996.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


DATED: November 26, 1996
                                             ISO BLOCK PRODUCTS (USA), INC.




                                             By: /s/ Egin Bresnig
                                             --------------------
                                             Egin Bresnig, President and CEO

                          ISO BLOCK PRODUCTS USA, INC.
             (Exact name of registrant as specified in its charter)


                                  EXHIBIT INDEX
                                       to
                                    FORM 8-K
                             Dated November 22, 1996


         The following exhibits either are filed as exhibits to this report on Form 8-K, or have been incorporated by reference to another report or document and are marked with the symbol "+". References in the list of exhibits to the "Company" refer to Iso Block Products USA, Inc.




 4.1     Common Stock Warrant (Josef Ratey) dated November 26, 1996 ........   *

10.1     Settlement Agreement dated November 19, 1996, among the
         Company, Josef Ratey, Helge Seidel and R-S Plus Investment Corp.  ..  *


         *Filed as part of this report.